Exhibit 4.2

Execution Version

AVIDITY BIOSCIENCES, INC.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of November 8, 2019, by and among AVIDITY BIOSCIENCES, INC., a Delaware corporation (the “Company”) and the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold the Company’s Series A Preferred Stock, Series B Preferred Stock and/or Common Stock issued upon conversion thereof and possess registration rights, information rights and other rights pursuant to an Amended and Restated Registration Rights Agreement dated as of April 1, 2019 between the Company and such Investors (the “Prior Agreement”); and

WHEREAS, the Existing Investors desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain of the Investors are purchasing the Company’s Series C Preferred Stock (the “Financing”) pursuant to that certain Series C Preferred Stock Purchase Agreement of even date herewith by and among the Company and certain of the Investors (the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors, Existing Investors and the Company;

NOW, THEREFORE, the Existing Investors hereby agree that the Prior Agreement shall be amended and restated, and the parties to this Agreement further agree as follows:

SECTION 1. GENERAL.

1.1    Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a)    “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment adviser with, such Person.

(b)    “Board” or “Board of Directors” means the Company’s board of directors.

(c)    “Bylaws” means the Company’s Bylaws, dated as of the date hereof, as amended from time to time.

(d)    “Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

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(e)    “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the engineering and research of oligonucleotides conjugated to antibodies, antibody fragments or protein binding agents, but shall not include Takeda Ventures, Inc., RTW or any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20)% of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the Board of Directors or Managers of any Competitor.

(f)    “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock or Registrable Securities, including options and warrants.

(g)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)    “FOIA Party” means a Person that, in the determination of the Board of Directors, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

(i)    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(j)    “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.8 hereof.

(k)    “IPO” means the Company’s first underwritten public offering of its Common Stock or Registrable Securities under the Securities Act.

(l)    “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

(m)    “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(n)    “Preferred Stock” means the Company’s Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock.

(o)    “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(p)    “Registrable Securities” means the shares of Stock, including the shares of Common Stock issuable upon conversion of the Preferred Stock. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144 or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

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(q)    “Registrable Securities then outstanding” shall be the number of equity securities of the Company issued in exchange for the shares of Preferred Stock that are Registrable Securities and either (i) are then issued and outstanding or (ii) are issuable pursuant to then exercisable or convertible securities.

(r)    “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, exclusive of Selling Expenses, but including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed thirty thousand dollars ($30,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(s)    “RTW” means RTW Investments, LP and its Affiliated funds, including RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Venture Fund Limited.

(t)    “SEC” or “Commission” means the Securities and Exchange Commission.

(u)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(v)    “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(w)    “Series A Preferred Stock” means the Company’s Series A Preferred Stock.

(x)    “Series B Preferred Stock” means the Company’s Series B Preferred Stock.

(y)    “Series C Preferred Stock” means the Company’s Series C Preferred Stock.

(z)    “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

(aa)    “Stock” shall mean the Company’s Preferred Stock and Common Stock held from time to time by the Investors listed on Exhibit A hereto and their permitted assigns.

(bb)    “Voting Agreement” shall mean that certain Amended and Restated Voting Agreement of even date herewith by and among the Company and certain of the Investors.

SECTION 2. REGISTRATION.

2.1    Demand Registration.

(a)    Subject to the conditions of this Section 2.1, if the Company shall receive a written request from the Holders of at least thirty percent (30%) of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act with an anticipated aggregate offering price to the public of at least $10,000,000, then the Company shall, within

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thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, make best efforts to effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 or any request pursuant to Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.1(a) or Section 2.3(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.1 or Section 2.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)    The Company shall not be required to effect a registration pursuant to this Section 2.1:

(i)    prior to the date three (3) years following the Initial Closing (as defined in the Purchase Agreement);

(ii)    prior to the expiration of the restrictions on transfer set forth in Section 2.10 following the IPO;

(iii)    after the Company has effected two (2) registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective;

(iv)    during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the IPO; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(v)    if the Company notifies the Initiating Holders within thirty (30) days after receipt of the request for the filing of a registration statement pursuant to this Section 2.1 of its intent to file a registration statement for a public offering of its Common Stock within ninety (90) days after receipt of such request;

(vi)    if the Company shall furnish to Initiating Holders requesting a registration statement pursuant to this Section 2.1 a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Company that it would be seriously

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detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(vii)    if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3 below; or

(viii)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.2    Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)    Underwriting. If the registration statement of which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the Company determines in good faith, based on consultation with the underwriter, that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; and second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; provided, however, that unless the registration is for the IPO, no such reduction shall reduce the amount of securities of the selling Holders included in the registration below 30% of the total amount of securities included in such registration. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members

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of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

2.3    Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)    as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3:

(i)    if Form S-3 is not available for such offering by the Holders;

(ii)    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

(iii)    if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.3, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within one hundred and twenty (120) days, other than pursuant to a Special Registration Statement;

(iv)    if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.3; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(v)    if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.3; or

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(vi)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)    Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration or registrations effected pursuant to Section 2.1.

2.4    Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1, 2.2 or 2.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.1 or 2.3, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.1(c) or 2.3(b)(v), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.1(c) or 2.3(b)(5), as applicable, to undertake any subsequent registration.

2.5    Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed ninety (90) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. In no event shall any Suspension Period, when taken together with all prior Suspension Periods, exceed 120 days in the aggregate. If so directed by the Company, all Holders registering securities under such registration

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statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b)    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the thirty (30) day period set forth in subsection (a) above.

(c)    Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)    Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will, as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequence to the Company of the premature disclosure of an event, amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)    Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

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2.6    Delay of Registration; Furnishing Information.

(a)    No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)    It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1, 2.2 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)    The Company shall have no obligation with respect to any registration requested pursuant to Section 2.1 or Section 2.3 if the number of securities or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.1 or Section 2.3, whichever is applicable.

2.7    Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.1, 2.2 or 2.3:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement (excluding the use by a Holder of an outdated or defective prospectus after notice is delivered by the company that the prospectus is outdated or defective); and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of (i) or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder or (ii) a breach of this Agreement by such Holder.

(b)    To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and

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any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

(d)    If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to

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state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e)    The obligations of the Company and Holders under this Section 2.7 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.7 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.8    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that is (a) a partner, retired partner or affiliated fund of the Holder if the Holder is a partnership, (b) any member or former member of the Holder if the Holder is a limited liability company, (c) any family member or trust for the benefit of the Holder if the Holder is an individual, (d) another Holder that, following such transfer or assignment, holds at least 1,000,000 shares of Registrable Securities or (e) is an Affiliate of a Holder; provided, however, in each case the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.9    Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; provided that this limitation shall not apply to any transferee who becomes a party to this Agreement in accordance with Section 2.8.

2.10    Market Stand-Off Agreement. Each Holder hereby agrees that such Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock (or other securities) held by such Holder (other than those included in the registration) during the 180-day period following the effective date of the IPO (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto); provided, that, the foregoing provisions of this Subsection 2.10 shall not apply to the sale of any shares purchased by a Holder in connection with the IPO or after the date of the IPO, and shall only apply if all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. In the event that any of the parties bound by this Section 2.10 are released from their obligations under this Section 2.10, all other parties bound by this Section 2.10 shall be similarly released.

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2.11    Agreement to Furnish Information. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.11 shall not apply to a Special Registration Statement. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such shares of Common Stock (or other securities) until the end of such period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by this Section 2.11. The underwriters of the Company’s securities are intended third party beneficiaries of this Sections 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.12    Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)    Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)    File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)    So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.13    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1, Section 2.2, or Section 2.3 hereof shall terminate upon the date that is three (3) years following the IPO. Upon such termination, such securities shall cease to be “Registrable Securities” hereunder for all purposes.

2.14    Basic Financial Information and Inspection Rights.

(a)    Within 180 days following the end of each fiscal year of the Company, the Company will furnish each Holder who holds at least (i) 1,000,000 shares of Registrable Securities based on shares of Series A Preferred Stock and/or Series B Preferred Stock, or (ii) 3,503,363 shares of Registrable Securities based on shares of Series C Preferred Stock, in each case, or their equivalent in other equity securities that have been issued in exchange for Preferred Stock as applicable, in each case subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like (a “Major Investor”), a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company for such year, all audited and prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail;

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(b)    Within 90 days following the end of each quarterly accounting period in each fiscal year, the Company will furnish each Major Investor a balance sheet of the Company as of the end of each such quarterly period, and a statement of income of the Company for such period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), compared against the applicable quarterly portion of the annual operating plan, and with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made. Such financial statements may be unaudited;

(c)    Within 30 days prior to the beginning of each fiscal year of the Company, the Company will furnish to each Major Investor a copy of the Company’s annual budget and operating plan for such fiscal year, as approved by the Board;

(d)    Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested;

(e)    Notwithstanding the foregoing, the Company shall not be obligated under this Section 2.14 (i) with respect to a Competitor of the Company; (ii) to provide access to any information (A) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel, (B) to any Person that a majority of the disinterested members of the Company’s Board of Directors determine, in good faith, has a direct conflict of interest with respect to the information so requested, or (C) the disclosure of which is restricted by contractual arrangements with third parties or applicable legal requirements; and

(f)    All rights and obligations provided in this Section 2.14 shall terminate upon the earlier of: (i) the completion of the IPO or (ii) a Liquidation Event (as defined in the Certificate of Incorporation).

2.15    Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including any information provided by the Company pursuant to Section 2.14 and notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this subsection by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iii) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

SECTION 3. RIGHTS TO FUTURE STOCK ISSUANCES.

3.1    Right of First Offer. Subject to the terms and conditions of this Subsection 3.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company

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shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) is not a Competitor or FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board of Directors, (y) agrees to enter into this Agreement, the Voting Agreement and the Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith among the Company, the Investors and the other parties named therein, as an “Investor” under each such agreement (provided that any Competitor or FOIA Party shall not be entitled to any rights as a Major Investor under Subsections 2.14 and 3.1 hereof), and (z) agrees to purchase at least such number of New Securities as are allocable hereunder to the Major Investor holding the fewest number of Series C Preferred Stock and any other Derivative Securities.

(a)    The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)    By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 3.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 3.1(c).

(c)    If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 3.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 3.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Subsection 3.1.

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(d)    The right of first offer in this Subsection 3.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate of Incorporation); (ii) shares of Registrable Securities issued in the IPO; and (iii) the issuance of additional Series C Preferred Stock pursuant to Subsection 2.3 of the Purchase Agreement.

3.2    Termination. The covenants set forth in Subsection 3.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

SECTION 4. INVESTOR COVENANTS

4.1    Commerce Department Compliance. The Company may be required to file reports with the Bureau of Economic Analysis (the “BEA”) of the US Commerce Department when a US affiliate of a foreign Investor if such foreign Investor, together with its affiliates, directly or indirectly controls ten percent (10%) or more of the voting securities of the Company. Such foreign Investor that is a foreign individual or entity or a US subsidiary or affiliate of a foreign parent covenants to provide information necessary for the Company to comply with BEA filings required under the International Investment and Trade in Services Act.

SECTION 5. ADDITIONAL COVENANTS.

5.1    Employee Agreements. Unless otherwise approved by the Board of Directors, the Company will cause each officer of the Company and person now or hereafter employed or engaged as a consultant/independent contracts by it or by any subsidiary to enter into a proprietary rights assignment agreement and a one-year non-solicitation agreement, each substantially in the form approved by the Board of Directors. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, the above-referenced agreement or any restricted Stock agreement between the Company and any employee, without the consent of the Board of Directors.

5.2    Employee Stock. Unless otherwise approved by the Board of Directors, including the Series C Director (as defined in the Voting Agreement), as applicable, all future new employees and consultants of the Company who receive stock options or awards of the Company’s capital stock or other equity incentive awards after the date hereof shall be required to execute option, restricted stock or other award agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months. In addition, unless otherwise approved by the Board of Directors, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted Stock.

5.3    Insurance. The Company shall obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance, in an amount of at least $3,000,000 and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. Notwithstanding any other provision of this Section 5.3 to the contrary, for so long as any of the Preferred Directors (as defined in the Certificate of Incorporation) are serving on the Board of Directors, the Company shall not cease to maintain a Directors and Officers liability insurance policy in an amount of at least $3,000,000 unless approved by the Preferred Directors.

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5.4    Indemnification Matters. For so long as any Preferred Directors are serving on the Board of Directors, the Company shall not amend or repeal the provisions relating to director indemnification set forth in Article XI of the Company’s Bylaws, and Article Tenth of the Certificate of Incorporation, without the consent of the Board including at least a majority of the Preferred Directors then serving on the Board.

5.5    Board Matters. The Company shall reimburse the nonemployee directors and observers for all reasonable out-of-pocket travel expenses incurred (including airfare, and otherwise consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. The Series C Director shall be entitled in such person’s discretion to be a member of any committee of the Board of Directors.

SECTION 6. MISCELLANEOUS.

6.1    Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without reference to conflicts of laws or principles thereof.

6.2    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

6.3    Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

6.4    Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.5    Amendment and Waiver.

(a)    Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the holders of at least a majority of the then-outstanding Registrable Securities. For the avoidance of doubt, prior to the conversion of Preferred Stock into Registrable Securities this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the Investors holding at least a majority of the then-outstanding Preferred Stock, voting together on an as-converted basis. Notwithstanding the foregoing, this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment,

16.

modification, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 3 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction), provided that notwithstanding any waiver of any of the provisions of Section 3 with respect to a particular offering of New Securities, in the event any Major Investor actually purchases any such New Securities in such offering, then each other Major Investor shall be permitted to participate in such offering on a pro rata basis (based on the pro rata level of participation of the Major Investor purchasing the largest portion of such Major Investor’s pro rata share).

(b)    For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

6.6    Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

6.7    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

6.8    Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.9    Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.10    Additional Investors. Any holder of shares of Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

6.11    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Counterparts may also be delivered via facsimile, electronic mail (including, PDF or any electronic signature

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complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.12    Aggregation of Stock. All Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.13    Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

6.14    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the State of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.15    WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.16    Termination. This Agreement shall terminate and be of no further force or effect upon the termination of all registration rights as described in Section 2.13 hereof.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:
AVIDITY BIOSCIENCES, INC.

By:	/s/ Sarah Boyce
Name:	Sarah Boyce
Title:	Chief Executive Officer

Address:	10975 N. Torrey Pines Rd.
Suite 150
La Jolla, CA 92037

AVIDITY BIOSCIENCES, INC.

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

ALETHEA BIOTECH FUND, L.P.

By:	/s/ Tony Hsu
Name:	Tony Hsu
Title:	Founder /Managing Member

ALETHEA FULCRUM FUND, LP

By:	/s/ Tony Hsu
Name:	Tony Hsu
Title:	Founder /Managing Member

AVIDITY BIOSCIENCES, INC.

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

ALEXANDRIA VENTURE INVESTMENTS, LLC a Delaware limited liability company

By: ALEXANDRIA VENTURE INVESTMENTS, LLC a Maryland corporation, managing. member

By:	/s/ Aaron Jacobson
Name:	Aaron Jacobson
Title:	SVP – Venture Counsel

AVIDITY BIOSCIENCES, INC.

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

TAKEDA VENTURES, INC.

By:	/s/ Michael Martin
Name:	Michael Martin
Title:	President

AVIDITY BIOSCIENCES, INC.

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

TROY E. WILSON AND LEMOURE ELIASSON, CO-TRUSTEES OF THE RED FISH BLUE FISH TRUST, DATED DECEMBER 31, 2012 (AS AMENDED)

By:	/s/ Troy Wilson
Name:	Troy Wilson
Title:	Co-Trustee

AVIDITY BIOSCIENCES, INC.

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

P. KENT HAWRYLUK REVOCABLE TRUST

By:	/s/ P. Kent Hawryluk
Name:	P. Kent Hawryluk
Title:	Trustee

AVIDITY BIOSCIENCES, INC.

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

CURE DUCHENNE VENTURES, LLC

By:	/s/ Debra Miller
Name:	Debra Miller
Title:	CEO

AVIDITY BIOSCIENCES, INC.

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

ST. PHARM CO., LTD.

By:	/s/ Hyun Min Lee
Name:	Hyun Min Lee
Title:	CFO

AVIDITY BIOSCIENCES, INC.

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

/s/ Bjorn E. Koch
BJORN E KOCH

AVIDITY BIOSCIENCES, INC.

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

ELI LILLY AND COMPANY

By:	/s/ Philip L. Johnson
Name:	Philip L. Johnson
Title:	Senior Vice President and Treasurer

AVIDITY BIOSCIENCES, INC.

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

RTW MASTER FUND, LTD.

By:	/s/ Roderick Wong, M.D.
Name:	Roderick Wong, M.D.
Title:	Director

RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Roderick Wong, M.D.
Name:	Roderick Wong, M.D.
Title:	Director

RTW VENTURE FUND LIMITED
By:	RTW Investments, LP, its Investment Manger

By:	/s/ Roderick Wong, M.D.
Name:	Roderick Wong, M.D.
Title:	Managing Partner

AVIDITY BIOSCIENCES, INC.

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

MILLENNIUM TRUST CO., LLC CUSTODIAN FBO PETER K. HAWRYLUK ROTH IRA A/C XXXX4XK75

By:	/s/ P. Kent Hawryluk
Name:	P. Kent Hawryluk
Title:	Trustee

AVIDITY BIOSCIENCES, INC.

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

MILLENNIUM TRUST CO., LLC CUSTODIAN FBO JAMES H STEBBINS ROTH IRA A/C XXXX15385

By:	/s/ James Stebbins
Name:	James Stebbins
Title:	CEO

AVIDITY BIOSCIENCES, INC.

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

BRACE PHARMACEUTICALS LLC

By:	/s/ Vinzenz Ploerer
Name:	Vinzenz Ploerer
Title:	CEO &President

AVIDITY BIOSCIENCES, INC.

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

CORMORANT PRIVATE HEALTHCARE FUND II, LP

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member of the GP

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member of the GP

CRMA SPV, LP

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Attorney-in-fact

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

PERCEPTIVE LIFE SCIENCES MASTER FUND LTD

By:	/s/ James H. Mannix
Name:	James H. Mannix
Title:	C.O.O.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

LOGOS OPPORTUNITIES FUND I, L.P.
By: Logos Opportunities GP, LLC
Its General Partner

By:	/s/ Graham Walmsley
Name:	Graham Walmsley
Title:	Manager

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

/s/ Franklin Berger
FRANKLIN BERGER

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

ECOR1 VENTURE OPPORTUNITY FUND, L.P.
By: Biotech Opportunity GP, LLC, its General Partner

By:	/s/ Oleg Nodelman
Print Name:	Oleg Nodelman
Title:	Manager

ECOR1 CAPITAL FUND QUALIFIED, L.P.
By: EcoR1 Capital LLC, its General Partner

By:	/s/ Oleg Nodelman
Print Name:	Oleg Nodelman
Title:	Manager

ECOR1 CAPITAL FUND, L.P.
By: EcoR1 Capital LLC, its General Partner

By:	/s/ Oleg Nodelman
Print Name:	Oleg Nodelman
Title:	Manager

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

BOXER CAPITAL, LLC

By:	/s/ Aaron Davis
Name:	Aaron Davis
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

MVP FUND II, L.P.

By:	/s/ Terry Moore
Name:	Terry Moore
Title:	Managing Partner

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

SKYLINE LLLP

By:	/s/ Donovan Ivan
Name:	Donovan Ivan
Title:	General Partner

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

/s/ Thaddäus Weber
THADDÄUS WEBER

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

RIYADH VALLEY COMPANY SAUDI COMMERCIAL REGISTRATION NUMBER 1010299523

By:	/s/ Dr. Khalid Al-Saleh
Name:	Dr. Khalid Al-Saleh
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

F-PRIME CAPITAL PARTNERS HC CAMBRIDGE FUND IV LP

By:	F-Prime Capital Partners Healthcare Advisors Fund IV LP, its general partner

By:	Impresa Holdings LLC, its general partner

By:	Impresa Management LLC, its managing partner

By:	/s/ Mary Bevelock Pendergast
Print Name:	Mary Bevelock Pendergast
Title:	Vice President

F-PRIME CAPITAL PARTNERS HC INTERNATIONAL FUND IV LP

By:	F-Prime Capital Partners Healthcare Advisors Fund IV LP, its general partner

By:	Impresa Holdings LLC, its general partner

By:	Impresa Management LLC, its managing partner

By:	/s/ Mary Bevelock Pendergast
Print Name:	Mary Bevelock Pendergast
Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR

PFM HEALTHCARE MASTER FUND, L.P.
By: Partner Fund Management, L.P., its investment adviser

By:	/s/ Yuan DuBord
Name:	Yuan DuBord
Title:	CFO

EXHIBIT A

INVESTORS

Investor Name

2006 Ryan Family Trust

Adam Radosti

ALETHEA Biotech Fund, L.P.

ALETHEA Fulcrum Fund, LP

Alexandria Venture Investments, LLC

Arthur Kern Revocable Trust

Baker Dunn Family Trust

Butler-Levin Revocable Trust

Chory Worland Family Trust

Christopher J. Kirk

David L. Mahoney and Winnifred C. Ellis 1998 Family Trust

Douglas J. Mallach

Gerald J. Li

Gerald J. Longa

Goro Takeda

Griffith Investors, LLC

James H. Stebbins

Investor Name

James M. Cornelius

Jerome A. Keeney

Karl D. Handelsman

LOA Investments, LLC

Mark E. and Mary P. Davis Trust, Dated September 20 1995

P. Kent Hawryluk Revocable Trust

Patrick Pak Tak Leong

Raymond F. Schinazi

Rebecca Elizabeth Schinazi 2006 Irrevocable Trust

Richard A. Heyman and Anne E. Daigle Trust

Twilight Venture Partners II, LLC

WS Investment Company, LLC (2013A)

Tony Hsu and Jennifer Lynn Hsu Revocable Trust

Glen Robert Daugherty Trust, Dated 12/27/2002

Butler-Levin Revocable Trust

EcoR1 Venture Opportunity Fund, L.P.

EcoR1 Capital Fund Qualified, L.P.

EcoR1 Capital Fund, L.P.

Anthony M. Insogna and Jana L. Insogna Family Trust U/A Dtd 9/22/08, Trustees AM Insonga and JL Insogna

Troy E. Wilson and Lemoure Eliasson, Co-Trustees of the Red Fish Blue Fish Trust, dated December 31, 2012 (as amended)

Investor Name

Heidi Henson Revocable Trust dated August 2, 2017

Francis P. McCormick as Trustee of the Francis P. McCormick Revocable Trust dated January 27, 2017

Partner Investments, L.P.

PFM Healthcare Master Fund, L.P.

Brace Pharmaceuticals LLC

F-Prime Capital Partners HC International Fund IV LP

F-Prime Capital Partners HC Cambridge Fund IV LP

Takeda Ventures, Inc.

Boxer Capital, LLC

WS Investment Company, LLC (2016A)

GC&H Investments, LLC

MVP Fund II, L.P.

Keith Murphy

Riyadh Valley Company Saudi Commercial Registration Number 1010299523

Thaddäus Weber

Millennium Trust Co., LLC Custodian FBO Peter K. Hawryluk Roth IRA A/C xxxx4xk75

Investor Name

Millennium Trust Co., LLC Custodian FBO James H Stebbins Roth IRA a/c# xxxx15385

Bjorn E Koch

Bertram Jon Marcus

RTW Master Fund, Ltd.

RTW Innovation Master Fund, Ltd.

RTW Venture Fund Limited

Cure Duchenne Ventures, LLC

St. Pharm Co., Ltd.

Eli Lilly and Company

Cormorant Private Healthcare Fund II, LP

Cormorant Global Healthcare Master Fund, LP

CRMA SPV, LP

Perceptive Life Sciences Master Fund LTD

Logos Opportunities Fund I, L.P.

Franklin Berger

Skyline LLLP